FIRST NATIONAL BANK OF CORTLAND

                               EXCESS BENEFIT PLAN

                                       FOR

                                 DAVID R. ALVORD

     This sets forth the FIRST NATIONAL BANK OF CORTLAND EXCESS BENEFIT PLAN FOR DAVID R. ALVORD (the "Plan"), established by FIRST NATIONAL BANK OF CORTLAND, a banking organization organized under the laws of the State of New York, having its principal place of business at 65 Main Street, Cortland, New York ("Employer"), for the benefit of DAVID R. ALVORD, residing at 781 Sleepy Hollow, Cortland, New York ("Employee").

                                    RECITALS

     It is the intention of this Plan to create a reserve and fund for a benefit for Employee in excess of the benefits payable under Employer's qualified pension and profit sharing plans, and to pay Employee and his Beneficiaries the benefit so calculated, all as provided herein.

     NOW, THEREFORE, effective January 1, 1991 ("Effective Date"), Employer hereby establishes the FIRST NATIONAL BANK OF CORTLAND EXCESS BENEFIT PLAN FOR DAVID R. ALVORD (the "Plan") for the exclusive benefit of Employee and his beneficiaries, in accordance with the following terms and conditions:

                                    ARTICLE I

                                   DEFINITIONS

     As used in this Plan, the following terms shall have the following meanings, unless a different meaning is stated and clearly indicated in the context where the term is used:

    1.01 "Accumulation Fund" shall be the amount determined by crediting to a bookkeeping account the amount in any year which Employer would have contributed to its Pension Plan for Employee's benefit in accordance with the contribution formula expressed therein, but for the limitation imposed under Code Section 401(a)(4) of the Code and the regulations thereunder. The crediting of any deemed contribution to the Accumulation Fund for any year shall occur on the last day of the Plan Year. Interest shall be credited at the end of each year by multiplying the Appreciation Rate (described in Paragraph 1.02) for the Plan Year by the balance in the Accumulation Fund as of the beginning of the Plan Year.

     1.02 "Actuarial Assumptions" of the Plan are as follows:

Mortality           (1)  Valuation - no mortality factor.

                    (2) Post--retirement mortality determined by reference to IAM--983 tables.

Discount Rate/      (1)  Present value (discount)factor of 8.0% per year.
Appreciation Rate
                    (2)  Future value (appreciation or interest) factor of 8.0%
                         per year.

                    (3) Pre-retirement and post-retirement interest assumption of 8.0% per year.

                    (4) The Appreciation Rate to be applied in any Plan Year for amounts credited to the Accumulation Fund shall be the same rate of return as actually experienced under Employer's Pension Plan for the same Plan Year.




Age                 (1)  Where age is a determining factor, it will be based on the nearest birthday.

Determination Date  (1)  The determination date for each year shall be December
                         31.

Service             (1)  Service (for this Plan only) shall be deemed to
                         commence December 9, 1963.

                    Service shall be determined for full years of service only; fractions of years will be disregarded.

Dates               (1)  Date of Birth-- 08/26/40

                    (2)  Date of Hire-- 12/09/63

                    (3)  Normal Retirement Date -09/01/2005.

Annual Benefit or        When the term "annual benefit" or "annual payment" is
                         used Annual Payment herein, it shall mean 12 months of the actuarially determined monthly benefit or payment.

Reserve Calculation      The value of the Reserve, as of a particular Valuation
                         Date, shall be determined by calculating the actuarial value of the amounts needed, as of such date, to fully fund for a hypothetical straight life annuity payment to Employee in the amount determined under this Plan, such payment commencing as of the Early, Normal or Late Retirement
                         Date.

     1.03 "Average Base Compensation" shall mean the Employee's average Salary for the thirty--six month period ending on the Determination Date coinciding with or next following the date of separation from Service. For purposes of determining Average Base Compensation, if Employee's effective separation from Service occurs other than on December 31 of any Plan Year, his Salary for the year of separation shall be calculated by annualizing for that year his Salary through the date of separation.

     1.04 "Benefit" means Employee's annual benefit determined under the Plan expressed in the form of an annuity payable during the life of Employee, commencing at his Early, Normal or Late Retirement Date or the date of his death, and paid in the manner set forth in Article VII.

     1.05 "Change of Authority of Employee" shall mean a change of duties and responsibilities of Employee with the result that Employee has materially less authority than would normally be attributable to the President, Chief Operating Officer, and Chief Executive Officer of Employer as those duties, responsibilities and authority have been historically performed and exercised by the Chief Executive Officer of Employer.

     1.06 "Change of Control of Employer" shall mean any individual, corporation, partnership, trust, association, pool, syndicate or any other form of entity acquiring by sale or transfer, in one or more transactions, voting shares or voting securities of Employer possessing at least 25% of the voting power for the election of Directors. The acquisition of voting shares or voting securities by any person or entity when issued in an exchange in connection with an acquisition by Employer shall be taken into account in determining Change of Control only if such voting shares or securities are issued in exchange for voting shares or securities that would themselves be taken into account in determining Change of Control.

     1.07 "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor provision thereto.

     1.08 "Date of Hire" shall mean December 9, 1963.

     1.09 "Determination Date" shall mean December 31 of each Plan Year.

     1.10 "Early Retirement Date" shall be the first day of the month coinciding with or next following the date on which Employee separates from Service with Employer prior to Normal Retirement Date under any of the circumstances described in Paragraph 5.02.

     1.11 "Effective Date" shall be January 1, 1991.

     1.12 "Employee" shall mean DAVID R. ALVORD.

     1.13 "Employer" shall mean FIRST NATIONAL BANK OF CORTLAND.

     1.14 "401(k) Profit Sharing Plan" shall mean the Employer's profit sharing plan qualified under Section 401(a) of the Code and containing a feature allowing elective deferrals of compensation that is governed under Section 401(k) of the Code.

     1.15 "Investment Manager" shall mean the comptroller's office of Employer.

     1.16 "Late Retirement Date" shall mean the first day of the month coinciding with or next following Employee's actual retirement date after his Normal Retirement Date.

     1.17 "Normal Retirement Date" shall mean September 1, 2005.

     1.18 "Pension Plan" shall mean Employer's defined contribution pension plan qualified under Code Section 401(a).

     1.19 "Plan" shall mean the excess benefit plan established by the Employer as set forth in this document, and as hereafter amended.

     1.20 "Plan Year" initially means the period beginning with the Effective Date and ending on December 31, 1991. Thereafter, the Plan Year shall mean the twelve (12) month period beginning on January 1.

     1.21 "Primary Social Security Benefit" means the estimated annual amount payable to Employee at the age at which he becomes eligible to receive unreduced Social Security benefits under Title II of the Social Security Act, and amendments thereto, determined as of the date Employee terminates employment or attains his Normal Retirement Date, whichever occurs first. Employee's Primary Social Security Benefit is determined by assuming that his Salary will continue at the same rate until he reaches the age at which he becomes eligible to receive unreduced Social Security benefits.

     1.22 "Reserve" shall mean, as of the Effective Date and as of any Valuation Date thereafter, the actuarial value of the amounts needed as of such date (using the Actuarial Assumptions for the Plan) to fully fund for a hypothetical straight life annuity benefit to Employee providing the Benefit payable to Employee under this Plan, such payment commencing as of the Early, Normal or Late Retirement Date. The Reserve shall be calculated initially, and shall be redetermined annually, assuming that Employee will retire at the Normal Retirement Date.

     1.23 "Retirement Annuity" shall mean the hypothetical annual straight life annuity payable to Employee until his death which, if it were to commence as of the Early, Normal or Late Retirement Date (whichever is applicable), would require (using the Actuarial Assumptions of the Plan), as of the Valuation Date, a fund equal to the value of the Reserve in order for full funding of the Retirement Annuity to be achieved by the applicable Retirement Date.

     1.24 "Retirement Date" shall mean the date Employee separates from service with Employer on account of his Early, Normal or Late Retirement.

     1.25 "Salary" shall mean Employee's W--2 wages for services rendered on behalf of Employer during the Plan Year, or for periods prior to the Effective Date of the Plan, the twelve month period corresponding to such Plan Year. Such amount shall be increased or decreased by the following amounts:

          (a) There shall be added to Employee's W-2 wages the amount of Employee's elective contributions for the Plan Year to the Employer's 401(k) Profit Sharing Plan which contributions are otherwise excludable from Employee's gross income under Code Section 402(a)(8).

          (b) There shall be subtracted from Employee's W-2 wages the amount of any bonuses paid during the Plan Year pursuant to Employer's Executive Incentive Compensation Plan, but not Employee's annual bonus as historically paid to Employee.

          (c) Salary shall not include contributions made by Employer under the Plan, payments made by Employer for group life insurance, hospitalization or like benefits, nor contributions made by Employer under any other employee benefit plan it maintains.

     1.26 "Service" means any period of time Employee is in the employ of Employer. Employee shall be entitled to a credit for all Service after his Date of Hire and continuing through the date of Employee's separation from Service with Employer. Employee will be credited with full years of Service only. Fractions of years will be disregarded,

     1.27 "Trust" shall mean the FIRST NATIONAL BANK OF CORTLAND EXCESS BENEFIT TRUST FOR THE BENEFIT OF DAVID R. ALVORD.

     1.28 "Trustee" shall mean the currently acting Trustee of the Trust.

     1.29 "Valuation Date" shall mean any date on which an actuarial valuation is to be made including, without limitation, each Determination Date, arid the Early, Normal and Late Retirement Dates.

                                   ARTICLE II

                                 THE TRUST FUND

     2.01 Reserve Account. Employer shall establish an account (the "Reserve Account") to which will be credited, as of the Effective Date", an amount equal to the then value of the Reserve. The Reserve Account shall be restated as of each subsequent Valuation Date to reflect the value of the Reserve as of such date.

     2.02 Trust Fund. Employer shall establish a Trust Fund to receive the contributions required under the Plan. The Trust Fund shall be managed by the Investment Manager, and shall be held by the Trustee under the provisions of the Trust.

     2.03 Employer Contributions. Employer shall, as of the Effective Date, contribute to the Trust liquid and marketable having a fair market value equal to the then value of the Reserve. As of each subsequent Determination Date, Employer shall calculate and contribute an additional contribution to the Trust equal to the difference between the value of the hypothetical Retirement Annuity as of the Determination Date and the balance in the Trust Fund.

     2.04 No Right To Trust Assets. The assets of the Trust Fund shall be held separate and apart from other funds of Employer, and shall be used exclusively for the uses and purposes set forth in this Plan. However, neither Employee, any Beneficiary, nor the Plan shall have any preferred claim on, or any title to or beneficial ownership interest in, any assets of the Trust Fund or Trust prior to the time such assets are paid as Benefits under the Plan. All rights created under the Plan and Trust shall be mere unsecured contractual rights of Employee or his Beneficiary against Employer. The Plan is intended to constitute an unfunded deferred compensation arrangement maintained by Employer for the purpose of providing deferred compensation for a key executive of Employer, and shall be construed accordingly.

                                   ARTICLE III

                                NORMAL RETIREMENT

     3.01 Normal Retirement Benefit. Employee shall be entitled to receive, if he retires as of his Normal Retirement Date, a Normal Retirement Benefit in an amount determined as follows:

          (a) An amount equal to eighty percent (80%) of Employee's Average Base Compensation calculated as of his Normal Retirement Date, shall be determined.

          (b) The amount determined under subparagraph (a) above shall be reduced by the sum of the following "Subtraction Entries":

               (i) An amount equal to the annual benefit to be provided Employee by Employer's Pension Plan (other than amounts attributable to Employee's own contribution to the Pension Plan), determined as of the Normal Retirement Date and converted (if necessary) to its actuarial equivalent (using the Actuarial Assumptions for this Plan) as a straight life annuity payable as an annual benefit commencing as of his Normal Retirement Date;

               (ii) An amount equal to the annual benefit at Normal Retirement Date to be provided Employee from the vested portion of Employee's account balance in Employer's 401(k) Profit Sharing Plan that is attributable to all Employer contributions other than Employee's elective contributions as described in Code Section 402(a)(8). Such benefit shall be expressed in the form of a straight life annuity (and calculated using the Actuarial Assumptions for this Plan) payable during Employee's life and commencing as of his Normal Retirement Date.

               (iii) Beginning on the first day of the month coinciding with or next following the date Employee becomes eligible for his (unreduced) Primary Social Security Benefit, an amount equal to his Primary Social Security Benefit expressed in the form of an actuarially equivalent single life annuity paying annual benefits to Employee, or the pro rata portion thereof payable for the balance of the calendar year in which the reduction under this Paragraph 3.0l(b)(iii) takes effect. No such reduction shall apply to any payment prior to the date Employer becomes eligible for his (unreduced) Primary Social Security Benefit.

          (c) There shall be added to the amount determined under subparagraph
(a), as reduced by the Subtraction Entries under subparagraph (b), an amount equal to the annual benefit to be provided Employee by the Accumulation Fund, determined as of the Normal Retirement Date and converted to its actuarial equivalent (using the Actuarial Assumption for this Plan) as a straight life annuity payable as an annual benefit commencing as of his Normal Retirement Date. In no event shall Employee's Normal Retirement Benefit be less than the annual benefit as determined under this subparagraph (c).

     3.02 Payment. Employee's Normal Retirement Benefit shall be paid in the manner set forth in Article VII.

                                   ARTICLE IV

                                 LATE RETIREMENT

     4.01 Late Retirement Benefit. Employer and Employee may agree to continue Employee's employment beyond the Normal Retirement Date. In such event, Employee shall be entitled to receive, following his actual retirement, a Late Retirement Benefit in an amount equal to the actuarial equivalent, as of his Late Retirement Date, of Employee's Normal Retirement Benefit payable as of his Normal Retirement Date, but in no event shall such annual Benefit exceed one hundred percent (100%) of Employee's Average Base Compensation. The Late Retirement Benefit shall be expressed in the form of a straight life annuity payable in annual amounts commencing as of his Late Retirement Date, and shall be paid in the manner set forth in Article VII.

                                    ARTICLE V

                                EARLY RETIREMENT

     5.01 Early Retirement Benefit. If he qualifies under Paragraph 5.02 and separates from Service with the Employer, Employee shall be entitled to receive an Early Retirement Benefit determined as follows:

          (a) An amount equal to eighty percent (80%) of Employee's Average Base Compensation, calculated as of his Early Retirement Date, shall be determined. This amount shall be multiplied by a fraction, the numerator of which is Employee's total years of Service as of his Early Retirement Date, and the denominator of which is the total years of Service

Employee would have were he to continue in Service continuously through his Normal Retirement Date, and converted to its actuarial equivalent straight life annuity payable to Employee in equal annual amounts commencing as of the Early Retirement Date.

          (b) The amount determined under subparagraph (a) above shall be reduced by the sum of the following "Subtraction Entries":

               (i) An amount equal to the annual benefit to be provided by Employer's Pension Plan (other than amounts attributable to Employee's own contributions to the Pension Plan), determined as of Employee's Early Retirement Date as if Employee were to retire on such date, and converted (if necessary) to its actuarial equivalent straight life annuity (using the Actuarial Assumptions for this Plan) payable to Employee in annual amounts commencing as of the Early Retirement Date. If Employee's Early Retirement Date hereunder precedes the earliest date on which retirement benefits may be paid to Employee under the Pension Plan, there shall be no reduction under this Paragraph 5.0l(b)(i) in the Early Retirement Benefit payable to Employee during the time period preceding the payment of retirement benefits under the Pension Plan; however, upon commencement of payment of retirement benefits under the Pension Plan, the Early Retirement Benefit shall thereupon be recalculated and reduced for all future years (but not retroactively) by taking into account the reduction under this Paragraph 5.01(b)(i);

               (ii) An amount equal to the annual benefit at Early Retirement Date that would be provided Employee from the vested portion of Employee's account balance in Employer's 401(k) Profit Sharing Plan which is attributable to all Employer contributions other than Employee's elective contributions as described in Code Section 402(a)(8). Such benefit shall be expressed in the form of a straight life annuity payable in annual amounts for the rest of employee's life commencing as of his Early Retirement Date; and

                  (iii) Beginning on the first day of the month coinciding with or next following the date Employee becomes eligible for his (unreduced) Primary Social Security Benefit, an amount equal to his Primary Social Security Benefit expressed as an actuarial equivalent single life annuity paying annual benefits to Employee, or the pro rata portion thereof payable for the balance of the calendar year in which the reduction under this Paragraph 5.0l(b)(iii) takes effect. No reduction under this Paragraph 5O1(b)(iii) shall apply to any payment prior to the date Employee becomes eligible for his (unreduced) Primary Social Security Benefit.

          (c) There shall be added to the amount determined under subparagraph
(a), as reduced by the "Subtraction Entries" under subparagraph (b), an amount equal to the annual benefit to be provided Employee by the Accumulation Fund, determined as of the Early Retirement Date and converted to its actuarial equivalent (using the Actuarial Assumptions for this Plan) as a single life annuity payable as an annual benefit commencing as of his Early Retirement Date. In no event shall Employee's Early Retirement Benefit be less than the annual benefit as determined under this subparagraph (c).

     5.02 Early Retirement. Employee shall be entitled to an Early Retirement Benefit if, prior to his Normal Retirement Date, he separates from Service:

          (a) on his sixtieth (60th) birthday;

          (b) on account of a Change of Control of Employer;

          (c) on account of a Change of Authority of Employer;

          (d) by reason of Employee's suffering a disability, illness or injury which, in the sole opinion of Employer's Board of Directors, prevents Employee from fulfilling substantially all of his duties and responsibilities as President and Chief Executive Officer of Employer (hereinafter, "Disability"); or

          (e) by action of Employer's Board of Directors other than "for cause". For purposes of this Plan, "for cause" shall mean termination by a majority vote of Employer's Board of Directors upon its determination that Employee has committed a fraud against or embezzled from Employer or is guilty of gross negligence that has resulted in irreparable harm to Employer. Pending Employer's final determination, all payments schedule to be paid Employee hereunder shall be held by the Trustee in escrow.

     5.03 Payment. The Early Retirement Benefit shall be paid in the manner set forth in Article VII.

                                   ARTICLE VI

                                  DEATH BENEFIT

     6.01 Pre-Retirement Death Benefit. Upon the death of Employee while in the employ of Employer, or during an authorized leave of absence, Employee's surviving spouse shall be entitled to receive a pre--retirement death Benefit in an amount equal to the survivor annuity portion of the Early, Normal or Late Retirement Benefit which Employee would have been entitled to receive had Employee separated from Service as of the date immediately preceding the date of his death and had begun to receive his Benefit in the form of a joint and 100% survivor annuity payable to Employee and his spouse commencing on the date of his death. If Employee's death occurs prior to the date he is otherwise eligible for an Early Retirement Benefit hereunder, it shall be assumed for purposes of this Article VI that Employee had met the requirements for receipt of his Early Retirement Benefit, and his date of death shall be considered his Early Retirement Date. If Employee is not married as of the date of his death, no Benefit shall be paid under this Article.

     6.02 Payment. The death Benefit under this Article shall be paid in equal monthly amounts equal to one-twelfth (1/12th) of the annual Benefit, commencing within thirty (30) days following Employee's death and ending immediately upon the spouse's death.

                                   ARTICLE VII

                               PAYMENT OF BENEFIT

     7.01 Normal Form of Payment.

          (a) If Employee is not married at his Early, Normal or Late Retirement Date, the normal form for payment of his retirement Benefit shall be a single life annuity providing for equal monthly payments equal to one-twelfth (1/12th) of the annual retirement Benefit, with payments ceasing upon Employee's death.

          (b) If Employee is married at his Early, Normal or Late Retirement Date, the normal form of 1-its retirement Benefit shall be a joint and 100% survivor annuity that provides the same annual amount to Employee and, following his death, his surviving spouse as the annual amount that would be payable to Employee in accordance with subparagraph (a) were Employee not married, Such annuity shall provide monthly payments to Employee for the rest of his life and, if Employee's spouse survives him, monthly payments to his spouse thereafter for the rest of her life equal to one hundred percent (3.00%) of the amount of the monthly benefit paid to Employee.

     7.02 Deferral of Benefit. Employee shall have the option to defer receipt of any part or all of his Benefit following his Retirement Date by an election made in writing anytime prior to January 1 of the year in which the first installment of the Benefit would otherwise be paid. The election shall state the specific date on which payment of the deferred Benefit will commence and whether death prior to such date will cause the deferred Benefit to earlier commence. The deferred payments shall accrue interest until paid, such interest to be calculated annually and credited during the year by applying the rate for 1--Year U.S. Treasury Notes as published in the Wall Street Journal as of December 31 of the preceding year.

     7.03 Acceleration of Deferred Payments. In the discretion of Employer, but only with Employee's or his Beneficiary's consent, the payment of any remaining Benefits to Employee or his Beneficiary as a deferred payment may be accelerated, or the unpaid balance of such Benefits may be distributed to Employee or his Beneficiary in a lump sum.

     7.04 Commencement of Payment. Employer shall commence distribution of Employee's Benefit not later than thirty (30) days after the applicable Retirement Date.

     7.05 Forfeiture.

          (a) Notwithstanding anything herein to the contrary, no benefit (other than the benefit described in subparagraph (b) below) shall be paid to Employee or his spouse, and Employee shall forfeit, for himself and his spouse, all right to receive benefits hereunder, if Employee's employment with Employer is terminated by Employee prior to his sixtieth (60th) birthday other than by reason of a Change in Control of Employer or Change in Authority of

Employee or Disability, or if Employee's termination is by Employer "for cause" as defined in Paragraph 5.02.

          (b) Notwithstanding the provisions of subparagraph (a), the benefit derived from the Accumulation Fund as determined under Paragraphs 3.01(c) or 5.01(c), whichever applies, shall be payable to Employee following his severance from Service for whatever reason.

                                  ARTICLE VIII

                            ADMINISTRATIVE PROVISIONS

     8.01 Payments to Persons Other Than Employee. If the Employer shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due him or his estate (unless a prior claim therefor has been made by a duly appointed legal representative), may, if Employer so determines, be paid to his spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by Employer to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of Employer therefor.

     8.02 No Alienation of Benefits. Except insofar as may otherwise be required by law, no amount payable at any time under the Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge, or encumbrance of any kind, nor in any manner be subject to the debts or liabilities of any person, and any attempt to so alienate or subject any such amount, whether presently or thereafter payable, shall be void. If any person shall attempt to, or shall alienate, sell transfer, assign, pledge, attach, charge or otherwise encumber any amount payable under the Plan, or any part thereof, or if by reason of his bankruptcy or other event happening at any such time such amount would be made subject to his debts or liabilities or would otherwise not be enjoyed by him, then Employer, if it so selects, may direct that such amount be withheld and that the same or any part thereof be paid or applied to or for the benefit of such person, his spouse, children or other dependents, or any of them in such manner and proportion as Employer may deem proper.

     8.03 Employment Status. Nothing contained in this Plan shall be construed to give Employee the right to be retained as an Employee of Employer or to impair the right of Employer to terminate the services of Employee.

     8.04 Administration Expense. The entire expense of administering this Plan shall be borne by Employer and shall not be charged against the Trust Fund.

     8.05 Withholding. Employer shall be entitled to reduce any payment pursuant to this Plan by an amount which Employer deems reasonably required to comply with any federal or state withholding requirements.

     8.06 Successors. The Plan shall be binding upon all persons entitled to benefits under the Plan, their respective heirs and legal representatives, upon the Employer, its successors and assigns, and upon the Trustee, and its successors.

     8.07 Administration. The Plan shall be administered by Employer, which may appoint or employ any agents it deems advisable to assist Employer in interpreting and administering the Plan. Employer, as Plan administrator, shall make all determinations as to Employee's right to benefits hereunder, and shall have complete discretion in making all decisions with respect to the Plan. All such decisions shall be final and bind all parties.

     8.08 Claims Procedure. Employer shall provide adequate notice in writing to any Employee or to any Beneficiary ("Claimant") whose claim for benefits under the Plan has been denied. Employer's notice to the Claimant shall set forth:

          (a) The specific reason for the denial;

          (b) Specific references to pertinent Plan provisions on which Employer based its denial;

          (c) A description of any additional material and information needed for the Claimant to perfect his claim and an explanation of why the material or information is needed; and

          (d) That any appeal the Claimant wishes to make of the adverse determination must be in writing to Employer within 75 days after receipt of Employer's notice of denial of benefits. The notice must further advise the Claimant that his failure to appeal the action to Employer in writing within the 75 day period will render Employer's determination final, binding and conclusive.

          If the Claimant should appeal to Employer, he, or his duly authorized representative, may submit, in writing, whatever issues and comments he, or his duly authorized representative, feels are pertinent. The Claimant, or his duly authorized representative, may review pertinent Plan documents. Employer shall re-examine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. Employer shall advise the Claimant of its decision within 60 days of the Claimant's written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the 60 day limit infeasible, but in no event shall Employer render a decision respecting a denial of a claim for benefits later than 120 days after its receipt of a request for review. If any dispute remains after Employer renders its decision following review, such dispute shall be settled by arbitration, conducted in Syracuse, New York, in accordance with the rules of the American Arbitration Association, and Employer and Employee shall be bound by any award or decision made by the arbitrators

     8.09 Construction and Interpretation. This Plan shall be construed in accordance with arid governed by the laws of the State of New York, except to the extent superseded by Federal law. If any provision of the Plan shall be held illegal or invalid for any reason, such determination shall not affect the remaining provisions of the Plan, and it shall be construed as if said illegal or invalid provision had never been included.

      8.10 Amendments. No amendment of any of the provisions of this Plan shall be effective unless in writing signed by both Employer and Employee.

          IN WITNESS WHEREOF, this Plan has been executed this 31st day of December, 1991.


                                    FIRST NATIONAL BANK OF CORTLAND


                                    By: /s/ William H. Schiller, VP
                                        ----------------------------

                                    Attest:  /s/ James H. Sarvay
                                             -------------------
                                             Secretary

Agreed to this 31st day of
December, 1991.


/s/ David R. Alvord
-------------------
David R. Alvord, Employee

                                 FIRST AMENDMENT
                                       to
                         FIRST NATIONAL BANK OF CORTLAND
                               EXCESS BENEFIT PLAN
                                       for
                                 DAVID R. ALVORD

     This sets forth an Amendment to the First national Bank of Cortland Excess Benefit Plan for David R. Alvord (the "Plan") established by the FIRST NATIONAL BANK OF CORTLAND ("Employer") on 6/25/92.

                                    RECITALS

     Employer desires to amend the Plan to provide Employer the right to purchase life insurance on Employee's life, and to provide an optional form for payment of retirement benefits provided under the Plan, all as provided herein.

     NOW, THEREFORE, the Plan is amended as follows;

     1. New Paragraph 2.05 is added to the Plan to read as follows:

          2.05 Life Insurance. The Employer may, but shall have no obligation to purchase life insurance on the life of Employee to assist Employer in paying all benefits hereunder. The Employer shall be the sole owner and beneficiary of any such policy. The Employer's right under this Paragraph shall be separate and apart from the Trustee's right to purchase life insurance as an asset of the Trust Fund, and any policy purchased under the authority of this Paragraph shall not be considered an asset of the Trust Fund nor subject to any trust for the benefit of Employee or his Beneficiaries.

     2. New Paragraph 7.06 is added to the Plan to read as follows:

          7.06 Optional Forms of Benefit. At the time the Employee elects to retire and receive his retirement Benefit hereunder, the Employee may elect to receive his Benefit in either of the following optional forms, provided, however, that the Employer's Board of Directors consents to such election prior to payment:

               (i) an actuarial equivalent lump sum, determined using this Plan's Actuarial Assumptions;

               (ii) one hundred twenty (120) equal monthly installment payments of the lump sum actuarial equivalent amount determined under subparagraph (i) above, plus interest on the unpaid balance computed at an annual rate each year equal to the rate in effect on January 1 of such year for one-year U.S. Treasury Notes.

     If the Employee should die prior to his receipt of all such installment payments, the balance of such payments shall be paid to his surviving spouse, and on the death of the survivor of the Employee and his spouse, to the estate of the survivor.

     IN WITNESS WHEREOF, this Amendment has been executed this 25th day of June, 1992.


                                    FIRST NATIONAL BANK OF CORTLAND


                                    By: /s/ David R. Alvord, President
                                        ------------------------------

                                    Attest:  /s/ James H. Sarvay
                                             -------------------
                                                  Secretary


Agreed to this 25th day of June, 1992.


/s/ David R. Alvord
-------------------
David R. Alvord, Employee

                                SECOND AMENDMENT
                                       to
                         FIRST NATIONAL BANK OP CORTLAND
                               EXCESS BENEFIT PLAN
                                       for
                                 DAVID R. ALVORD

     This sets forth an Amendment, effective January 1, 1994, to the First National Bank of Cortland Excess Benefit Plan for David R. Alvord (the "Plan") established by the FIRST NATIONAL BANK OF CORTLAND ("Employer").

                                    RECITALS

     Employer desires to amend the Plan to provide no actuarial reduction in Employee's benefit for early retirement under certain circumstances, all as provided herein and in Employee's Employment Agreement.

     NOW, THEREFORE, the Plan is amended as follows:

     1. Paragraph 5.01 is amended by adding the following new subparagraph (d) thereto:

          (d) Notwithstanding the foregoing provisions of subparagraphs (a) through (c) above, the actuarial reductions otherwise required under such subparagraphs to reflect commencement of payments before Employee's Normal Retirement Date shall not be made if Employee has not attained at least age sixty-five (65) (i) at the expiration of the term of Employee's Employment Agreement effective January 1, 1994, ("Agreement") pursuant to Section 4(a) thereof, or pursuant to Section 4(c) thereof if the Agreement is extended, or
(ii) at the time the Agreement is terminated pursuant to Section 4(b) (i) (B) (disability), Section 4(b) (i) (C) (without cause), Section 4(b)(ii) (at Employee's option), or Section 4(b)(iii) (Employee's death) thereof .

          IN WITNESS WHEREOF, the Employer, by its duly authorized officer, has executed this Amendment this 30th day of March, 1994.


                                    FIRST NATIONAL BANK OF CORTLAND


                                    By: /s/ Bob Derksen, Vice President and CFO
                                        ---------------------------------------


Agreed to this 30th day of March, 1994.


/s/ David R. Alvord
-------------------
David R. Alvord, Employee

                                 THIRD AMENDMENT
                                       to
                         FIRST NATIONAL BANK OF CORTLAND
                               EXCESS BENEFIT PLAN
                                       for
                                 DAVID R. ALVORD

     This sets forth an Amendment, effective January 1, 1995, to the First National Bank of Cortland Excess Benefit Plan for David R. Alvord (the "Plan') established by the FIRST NATIONAL BANK OF CORTLAND ("Employer").

                                    RECITALS

     Employer desires to amend the Plan to provide no actuarial reduction in Employee's benefit for early retirement under certain circumstances, all as provided herein and in Employee's Employment Agreement.

     NOW, THEREFORE, the Plan is amended as follows;

     1. Paragraph 5.01(d) is amended to read as follows:

          (d) Notwithstanding the foregoing provisions of subparagraphs (a) through (c) above, if Employee has not attained at least age sixty-five

          (i) at the expiration of the term of Employee's Employment Agreement effective January 1, 1994, ("Agreement") pursuant to Section 4(a) thereof, or pursuant to Section 4(c) thereof if the Agreement is extended, or

          (ii) at the time the Agreement is terminated pursuant to Section 4(b)(i)(B) (disability), Section 4(b)(i)(C) (without cause), Section 4(b)(ii) (at Employee's option), or Section 4(b)(iii) (Employee's death) thereof, the fraction referenced in the second sentence of subparagraph (a) shall be deemed "1", and the actuarial reductions otherwise required under such subparagraphs to reflect commencement of payments before Employee's Normal Retirement Date shall not be made.

     IN WITNESS WHEREOF, the Employer, by its duly authorized officer, has executed this Amendment this 1st day of March, 1995.


                                    FIRST NATIONAL BANK OF CORTLAND


                                    By: /s/ Bob Derksen
                                       ----------------


Agreed to this 1st day of March, 1995.


/s/ David R. Alvord
-------------------
David R. Alvord, Employee

                                    AGREEMENT

     This sets out an Agreement dated the 20th day of December, 2000, by and among ALLIANCE BANK, NA., a banking organization organized under the laws of the State of New York ("Bank"), ALLIANCE FINANCIAL CORPORATION, a New York corporation and registered bank holding company ("Corporation"), both having offices located in Cortland, New York (the Corporation and the Bank are referred to collectively herein as "Employer") and DAVID R. ALVORD, who resides at 4034 Highland Road, Cortland, New York ("Employee").

                                    RECITALS

     A. THE FIRST NATIONAL BANK OF CORTLAND, a predecessor to the Bank ("FNB"), established a certain supplemental retirement plan for the benefit of Employee, effective January 1, 1991 (the "Plan").

     B. Pursuant to the terms of Employee's employment agreement with the Employer executed in conjunction with the reorganization of FNB ("Employment Agreement")7 the Plan has remained in effect at all times following such reorganization.

     C. Under the terms of the Plan, Employee is entitled to receive an annual retirement benefit beginning immediately upon his retirement from service after attaining age 65 (his "Normal Retirement Age") or upon attaining age 60 (his "Early Retirement Age").

     D. Employee has attained his Early Retirement Age.

     E. Under the terms of the Plan, the Employer has contributed to a trust fund maintained for the exclusive purpose of providing Employee's annual retirement benefit under the Plan ("Trust Fund").

     F. The Employer desires that Employee continue his employment with the Employer and not terminate his employment pursuant to the early retirement provisions of the Plan.

     G. Employee has agreed not to exercise as yet his right to terminate employment pursuant to the early retirement provisions of the Plan, provided certain modifications are made to the Plan, including provisions involving the Trust Fund, and Employer has agreed to such modifications.

     H. The parties now desire to set their agreement to writing.

                                      TERMS

     NOW, THEREFORE, in consideration of the above premises, the covenants and agreements set out in this Agreement, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     2. Early Retirement Preserved. Employee acknowledges his decision not to retire yet from service with the Employer; however, Employee shall retain the right under his Employment Agreement to terminate his employment upon sixty (60) days prior written notice, in which case Employee shall be entitled to receive:

          (a) if termination is effective prior to September 1, 2005, an Early Retirement Benefit unless termination is "for cause" as defined in Paragraph 5.02(a) of the Plan; or

          (b) if termination is effective on September 1, 2005, the Normal Retirement Benefit; or

          (c) if termination is effective any time after September 1. 2005, a Late Retirement Benefit;

          each of which shall be calculated under the terms of the Plan as modified by this Agreement.

     3. Floor Annual Benefit. Notwithstanding anything in the Plan to the contrary, upon his ultimate retirement from service with the Employer and regardless of when such retirement may occur, Employee shall be entitled to an annual retirement benefit that is not less than the annual benefit that has accrued under the Plan calculated as of December 31, 2000. Without limiting the generality of the foregoing, the sum of the Subtraction Entries (as defined in the Plan) shall not be greater than their sum as of December 31, 2000.

     4. Floor Lump Sum Benefit. Notwithstanding anything in the Plan to the contrary, the single sum present value of Employee's annual retirement benefit to which Employee may be entitled, should he elect a lump sum payment of his benefit, shall not be less than the single sum present value of his early retirement benefit calculated as of December 31, 2000.

     5. Effect of Growth of Trust Fund Assets. Notwithstanding anything in the Plan to the contrary, if as of the date of Employee's retirement the aggregate fair market value of all assets in the Trust Fund exceeds the single sum present value of Employee's retirement benefit calculated as of the date of his retirement, the following shall apply:

          (a) If Employee elects to receive a lump sum amount in lieu of an annual retirement benefit, Employee shall be entitled to receive, in lieu of the single sum present value of his retirement benefit, an amount equal to the aggregate fair market value of the Trust Fund assets; and

          (b) If Employee elects to receive an annual retirement benefit under the Plan, Employee shall be entitled to such amount of annual retirement benefit as may be purchased by an amount equal to the aggregate fair market value of the assets in the Trust Fund as of the date of Employee's retirement.

     6. Medical Insurance. Notwithstanding the terms of his Employment Agreement Employer shall continue to provide to Employee and to Employee's spouse health insurance at all times following Employee's termination of service with Employer provided that termination is not for "cause" as defined in Paragraph 5(e) of his Employment Agreement. Such health insurance shall be identical in coverage, deductibles, limits, ceilings and all other material respects as the insurance being provided to Employee's successors as Employer's Chief Executive Office or Co-Chief Executive Officer, but in no event shall such benefits be less than those provided to Employee as of December 31,2000.

     7. Agreement's Effect. Except as modified by the terms of this Agreement, the Plan and the Employment Agreement shall remain in full force and effect.

     8. Governing Law. This Agreement shall be construed and governed in accordance with the laws of the State of New York, except to the extent superceded by federal law.

     9. Binding Effect. This Agreement shall be binding on and shall inure to the benefit of any successor of the Employer

     10. Amendment; Termination. This Agreement cannot be amended, modified or terminated except by a subsequent written agreement entered into by the parties hereto.

     The parties have executed this Agreement the day and year first above written.


                                          ALLIANCE BANK, N.A.

                                          By: /s/ Donald S. Ames
                                              ------------------
                                              Chairman, Compensation Committee


                                          ALLIANCE FINANCIAL CORPORATION

                                          By: /s/ Donald S. Ames
                                              ------------------
                                              Chairman, Compensation Committee


                                          /s/ David R. Alvord
                                          -------------------
                                          David R. Alvord